EXHIBIT 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002
Summit Midstream Partners, LP Announces Expiration and Results for Asset Sale Offer to Purchase up to $215,000,000 Aggregate Principal Amount of Outstanding 8.500% Senior Secured Second Lien Notes Due 2026
HOUSTON, June 6, 2024 - Summit Midstream Partners, LP (NYSE: SMLP) (“Summit,” “SMLP” or the “Partnership”) today announced the expiration and results of the previously announced cash tender offer (the “Asset Sale Offer”) of Summit Midstream Holdings, LLC (“Holdings”) and Summit Midstream Finance Corp. (together with Holdings, the “Issuers”), which are subsidiaries of the Partnership, to purchase up to $215,000,000 aggregate principal amount of their outstanding 8.500% Senior Secured Second Lien Notes due 2026 (the “Notes”) at a purchase price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the purchase date.
The Asset Sale Offer expired at 5:00 p.m., New York City time, on June 5, 2024 (the “Expiration Time”). As of the Expiration Time, an aggregate principal amount of $6,910,000, or approximately 0.90%, of the Notes were validly tendered and not validly withdrawn. The Issuers have accepted for payment all Notes validly tendered and not validly withdrawn prior to the Expiration Time pursuant to the Asset Sale Offer and will make payment for such Notes on June 6, 2024.
Requests for documents relating to the Asset Sale Offer may be directed to D.F. King & Co., Inc., at (800) 347-4826 (Toll-Free) or (212) 269-5550, or by email at smlp@dfking.com.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any Notes.
About Summit Midstream Partners, LP
SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in four unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (iv) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP is headquartered in Houston, Texas.
Forward-Looking Statements
This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMLP or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024, as amended and updated from time to time, including by SMLP’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on May 6, 2024 and by Exhibit 99.1 to SMLP’s Current Report on Form 8-K filed with the SEC on June 3, 2024. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
SOURCE Summit Midstream Partners, LP
832-413-4770, ir@summitmidstream.com
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